Exhibit 99.1

Report of Independent Auditors

The Board of Directors and Shareholders

First National Security Company

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of First National Security Company and subsidiaries, which comprise the consolidated balance sheets as of December 31, 2013 and 2012, and the related consolidated statements of income, comprehensive income, shareholders’ equity and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate under the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of First National Security Company and subsidiaries as of December 31, 2013 and 2012, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Kemp & Company, a Professional Association

Little Rock, Arkansas

April 23, 2014

FIRST NATIONAL SECURITY COMPANY

CONSOLIDATED BALANCE SHEETS

December 31, 2013 and 2012

	2013	2012
ASSETS
Cash and due from banks, including interest bearing amounts of $75,901,256 in 2013 and $107,104,323 in 2012	$104,078,745	$135,858,857
Federal funds sold	16,125,000	17,235,619
Cash and cash equivalents	120,203,745	153,094,476
Investment securities
Held-to-maturity securities (approximate fair values of $885,135 in 2013 and $1,203,390 in 2012)	875,808	1,184,764
Available-for-sale securities	142,991,442	151,477,257
	143,867,250	152,662,021
Loans, net of allowance for loan losses of $12,629,898 in 2013 and $13,212,566 in 2012	584,984,294	568,513,216
Premises and fixed assets, net	33,137,732	32,031,884
Accrued interest receivable	2,879,294	3,287,011
Other real estate owned	164,259	1,624,176
Goodwill	56,219,326	56,219,326
Core deposit intangible assets	646,000	889,209
Other assets	10,588,409	12,207,523

	$952,690,309	$980,528,842

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits
Noninterest bearing	$149,149,094	$179,025,329
Interest bearing	596,335,300	591,818,955
	745,484,394	770,844,284
Federal funds purchased and securities sold under agreements to repurchase	10,000,000	10,000,000
Other borrowed funds	42,142,019	51,678,536
Accrued interest payable	239,252	317,455
Other liabilities	1,222,496	2,023,746
Total liabilities	799,088,161	834,864,021

Shareholders' equity:
Preferred stock, $.01 par value:
Authorized 500,000 shares; none issued and outstanding
Common stock, $.01 par value:
Authorized 500,000 shares; issued and outstanding:
107,800 shares	1,078	1,078
Capital surplus	10,866,547	10,866,547
Retained earnings	142,601,586	134,273,357
Accumulated other comprehensive income	132,937	523,839
Total shareholders' equity	153,602,148	145,664,821

	$952,690,309	$980,528,842

See notes to consolidated financial statements.

FIRST NATIONAL SECURITY COMPANY

CONSOLIDATED STATEMENTS OF INCOME

Years ended December 31, 2013 and 2012

	2013	2012
Interest income:
Loans, including fees	$32,020,667	$34,608,511
Investment securities:
Taxable	568,125	742,681
Tax-exempt	189,789	211,614
Other	527,014	469,459
	33,305,595	36,032,265
Interest expense
Deposits	1,931,986	2,745,266
Other borrowings	1,983,480	1,979,024
	3,915,466	4,724,290

Net interest income	29,390,129	31,307,975
Provision for loan losses	360,000	1,122,496
Net interest income after provision for loan losses	29,030,129	30,185,479

Other income:
Service charges on deposit accounts	3,864,955	3,983,956
Net gains on sale of available-for-sale securities	102,216	66,748
Other	3,543,868	2,917,688
	7,511,039	6,968,392
Other expenses:
Salaries and employee benefits	11,983,701	11,641,724
Expenses of premises and fixed assets	3,589,792	3,194,011
Other	7,522,392	7,747,978
	23,095,885	22,583,713
Income before income taxes	13,445,283	14,570,158
Provision for income taxes	5,117,054	5,480,188

Net income	$8,328,229	$9,089,970

Basic earnings per share	$77.26	$84.32

See notes to consolidated financial statements.

FIRST NATIONAL SECURITY COMPANY

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

For the years ended December 31, 2013 and 2012

	2013	2012

Net income	$8,328,229	$9,089,970

Other comprehensive loss:
Securities available for sale:
Change in unrealized gains/losses during the period	(538,606)	(27,621)
Tax effect	210,056	10,772
Net of tax amount	(328,550)	(16,849)
Less: reclassification adjustment for gains included in net income	(102,216)	(66,748)
Tax effect	39,864	26,032
Net of tax amount	(62,352)	(40,716)
Other comprehensive loss, net of tax	(390,902)	(57,565)

Comprehensive income	$7,937,327	$9,032,405

See notes to consolidated financial statements.

FIRST NATIONAL SECURITY COMPANY

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

Years ended December 31, 2013 and 2012

				Accumulated
				Other
	Common	Capital	Retained	Comprehensive
	Stock	Surplus	Earnings	Income	Total

Balance at January 1, 2012	$1,078	$10,866,547	$152,133,387	$581,404	$163,582,416

Net income			9,089,970		9,089,970

Cash dividends ($250 per share)			(26,950,000)		(26,950,000)

Other comprehensive loss, net of tax				(57,565)	(57,565)

Balance at December 31, 2012	1,078	10,866,547	134,273,357	523,839	145,664,821

Net income			8,328,229		8,328,229

Other comprehensive loss, net of tax				(390,902)	(390,902)

Balance at December 31, 2013	$1,078	$10,866,547	$142,601,586	$132,937	$153,602,148

See notes to consolidated financial statements.

FIRST NATIONAL SECURITY COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years ended December 31, 2013 and 2012

	2013	2012
Operating activities:
Net income	$8,328,229	$9,089,970
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	360,000	1,122,496
Depreciation and amortization	2,098,839	1,930,662
Other real estate owned write-downs	--	167,997
Net gains on sales of available-for-sale securities	(102,216)	(66,748)
Net losses (gains) on sales of other real estate owned	5,962	(119,352)
Deferred income taxes	(528,000)	(340,000)
Decrease in accrued interest receivable and other assets	2,554,831	2,486,202
Increase (decrease) in accrued interest payable and other liabilities	(879,453)	742,976
Net cash provided by operating activities	11,838,192	15,014,203
Investing activities:
Proceeds from maturities of held-to-maturity securities	545,472	360,000
Proceeds from maturities of available-for-sale securities	146,903,381	136,757,561
Purchases of held-to maturity securities	(236,516)	(859,100)
Purchases of available-for-sale securities	(139,410,210)	(142,965,498)
Proceeds from sales of available-for-sale securities	703,958	9,968,674
Net decrease (increase) in loans	(17,371,112)	947,968
Proceeds from sales of other real estate owned	1,993,989	1,286,985
Purchases of premises and fixed assets	(2,961,478)	(1,657,779)
Net cash provided (used) by investing activities	(9,832,516)	3,838,811
Financing activities:
Net increase (decrease) in deposits	(25,359,890)	29,874,564
Proceeds from other borrowings	5,554,000	13,062,000
Repayments on other borrowings	(15,090,517)	(5,393,321)
Cash dividends	-	(26,950,000)
Net cash provided (used) by financing activities	(34,896,407)	10,593,243
Cash and cash equivalents:
Net increase (decrease)	(32,890,731)	29,446,257
Balance at January 1	153,094,476	123,648,219

Balance at December 31	$120,203,745	$153,094,476

See notes to consolidated financial statements.

FIRST NATIONAL SECURITY COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2013 and 2012

Note 1: Summary of significant accounting policies

Consolidation and basis of presentation

The consolidated financial statements include the accounts of First National Security Company and its majority-owned subsidiaries (the “Company”). All significant intercompany accounts and transactions have been eliminated in consolidation. Results of operations of companies purchased are included from the dates of acquisition. Certain prior year amounts have been reclassified to conform to current year classifications. Assets held in an agency or fiduciary capacity are not included in the consolidated financial statements. Management evaluated subsequent events through April 23, 2014, which is the date that the consolidated financial statements were available to be issued.

Nature of operations

The Company provides a diverse range of financial services and products principally to customers in Arkansas and Southeastern Oklahoma. The Company is subject to the regulation of certain federal and state agencies and undergoes periodic examinations by those regulatory authorities.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates. The determination of the adequacy of the allowance for loan losses is based on estimates that are particularly susceptible to significant changes in the economic environment and market conditions. The Company’s loans are generally secured by specific items of collateral including real property, consumer assets and business assets. In connection with the determination of the estimated losses on loans, management obtains independent appraisals for significant collateral. While management uses available information to recognize losses on loans, further reductions in the carrying amounts of loans may be necessary based on changes in economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the estimated losses on loans. Such agencies may require the Company to recognize additional losses based on their judgments about information available to them at the time of their examination. Because of these factors, it is reasonably possible that the estimated losses on loans may change materially in the near term. However, the amount of the change that is reasonably possible cannot be estimated.

Earnings per share

Basic earnings per share amounts are computed by dividing net income (the numerator) by the weighted-average number of common shares outstanding (the denominator). The Company’s capital structure is not considered to be complex; therefore, the Company is only required to disclose basic earnings per share. There are no diluted per share amounts to disclose. The number of weighted-average shares outstanding was 107,800 for 2013 and 2012.

Investment securities

Debt securities are classified as held-to-maturity when the Company has the positive intent and ability to hold the securities to maturity. Securities held-to-maturity are carried at amortized cost. The amortization of premiums and accretion of discounts are recognized in interest income using methods approximating the interest method over the period to maturity. Debt securities not classified as held-to-maturity are classified as available-for-sale. Securities available-for-sale are carried at fair value with unrealized holding gains and losses, net of income taxes, reported in other comprehensive income. Realized gains or losses on available-for-sale securities are reported in current operations and, when applicable, are reported as a reclassification adjustment, net of tax, in other comprehensive income. Gains or losses on the sale of securities are determined on the specific identification method. When the Company does not intend to sell a debt security, and it is more likely than not, the Company will not have to sell the security before recovery of its cost basis, it recognizes the credit loss component (the amount of principal cash flows not expected to be received over the remaining term of the security as projected based on cash flow projections) of an other-than-temporary impairment of a debt security in earnings and the remaining portion in other comprehensive income.

Loans

The Company grants real estate mortgage, commercial and consumer loans to customers. A substantial portion of the loan portfolio is represented by real estate mortgage loans in Arkansas and Southeastern Oklahoma. The ability of the Company’s debtors to honor their contracts is dependent upon the real estate and general economic conditions in these areas. Loans are stated at unpaid principal balances, less the allowance for loan losses and discounts on loans acquired in purchase transactions. The discounts on loans will be accreted to income on an effective yield basis over the life of the related loans.

The accrual of interest on loans is discontinued at the time the loan is 90 days past due unless the credit is well-secured and in process of collection. Past due status is based on contractual terms of the loan. Loans are placed on nonaccrual or charged off at an earlier date if collection of principal or interest is considered doubtful. Interest accrued but not collected for loans that are placed on nonaccrual or charged off is reversed against interest income. The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonable assured.

A loan is considered a troubled debt restructured loan based on individual facts and circumstances. A modification may include either an increase or reduction in interest rate or deferral of principal payment or both. Loans for which the terms have been modified resulting in a concession, and for which the borrower is experiencing financial difficulties, are considered troubled debt restructurings. The Company classifies troubled debt restructured loans as impaired and evaluates the need for an allowance for loan losses on a loan-by-loan basis. An allowance for loan losses is based on either the present value of estimated future cash flows or the estimated fair value of the underlying collateral. Troubled debt restructured loans were not significant at December 31, 2013 and 2012.

Allowance for loan losses

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectability of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectability of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral, and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

The allowance consists of specific, general, and unallocated components. The specific component relates to loans that are classified as doubtful, substandard, or special mention. For such loans that are also classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. The general component covers non-classified loans and is based on historical loss experience adjusted for qualitative factors. An unallocated component is maintained to cover uncertainties that could affect management’s estimate of probable losses. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio.

A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan-by-loan basis for larger loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

Large groups of smaller balance homogeneous loans are collectively evaluated for impairment.

Premises and fixed assets, net

Premises and fixed assets are stated at cost, less accumulated depreciation. Depreciation expense is computed generally by the straight-line method based on the estimated useful lives of the assets. Maintenance and repairs are expensed as incurred while major additions and improvements are capitalized. Gains and losses on dispositions are included in current operations.

Other real estate

Real estate properties acquired through or in lieu of loan foreclosure are initially recorded at fair value less estimated selling costs at the date of foreclosure. Any write-downs based on the asset's fair value at the date of acquisition are charged to the allowance for loan losses. After foreclosure, valuations are periodically performed by management and property held for sale is carried at the lower of the new cost basis or fair value less costs to sell. Impairment losses on property to be held and used are measured as the amount by which the carrying amount of a property exceeds its fair value. Costs of significant property improvements are capitalized, whereas costs relating to holding property are expensed.

Goodwill and core deposit intangible assets

Goodwill represents the excess of cost over the fair value of net assets of entities acquired in purchase transactions. Goodwill is not amortized; it is tested annually for impairment. The core deposit intangible assets (carrying amount of $3,363,000 at December 31, 2013 and 2012, respectively) represents the amount allocated to the future earnings potential of deposits acquired in purchase transactions. Amortization of core deposit intangible assets is computed on the straight-line method over 8 years. Accumulated amortization amounted to $2,717,000 and $2,473,791 at December 31, 2013 and 2012, respectively, and the net carrying amount was $646,000 and $889,209 at December 31, 2013 and 2012, respectively. As of December 31, 2013, estimated amortization expense for the next five years is $156,000 in 2014, 2015, 2016 and 2017 and $22,000 in 2018. Core deposit intangible assets are evaluated for impairment if events and circumstances indicate a possible impairment.

Income taxes

The liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

The Company and its subsidiaries file consolidated income tax returns. It is the Company's practice to have its subsidiaries pay to or receive from the Company amounts based on the taxable income or loss of the subsidiaries.

Cash equivalents

Cash equivalents include due from banks and federal funds sold and other highly liquid investment securities with initial maturities of three months or less when purchased. Generally, federal funds are purchased and sold for one-day periods.

Advertising

Advertising costs are expensed as incurred and amounted to $551,803 and $499,144 for the years ended December 31, 2013 and 2012, respectively.

Note 2: Recently issued accounting pronouncements

The Company is not aware of any recent accounting pronouncements from the Financial Accounting Standards Board that will have a material impact on the Company’s present or future financial statements.

Note 3: Restrictions on cash and due from banks

The bank subsidiaries are required to maintain certain minimum cash reserves based upon liabilities to depositors. The minimum consolidated cash reserve requirements were approximately $17,000,000 and $25,000,000 at December 31, 2013 and 2012, respectively.

Note 4: Investment securities

Securities with a carrying amount of approximately $125,000,000 at December 31, 2013 and $117,000,000 at December 31, 2012 were pledged to secure public deposits and for other purposes, including securities with a fair value of approximately $10,027,000 and $10,002,000 at December 31, 2013 and 2012, respectively, for securities sold under agreements to repurchase (which amounted to $10,000,000 at December 31, 2013 and 2012, respectively).

The amortized cost and approximate fair values of investment securities are as follows:

		Gross	Gross
	Amortized	unrealized	unrealized	Fair
	cost	gains	losses	value
December 31, 2013

Held-to-maturity
Obligations of states and political subdivisions	$772,563	$2,100	$(44)	$774,619
Residential mortgage-backed securities	103,245	7,305	(34)	110,516

	$875,808	$9,405	$(78)	$885,135
Available-for-sale
U.S. government agencies and corporations	$130,982,966	$80,126	$(21,546)	$131,041,546
Obligations of states and political subdivisions	6,003,006	139,728	(3,005)	6,139,729
Residential mortgage-backed securities	5,804,273	117,853	(111,959)	5,810,167

	$142,790,245	$337,707	$(136,510)	$142,991,442

December 31, 2012
Held-to-maturity
Obligations of states and political subdivisions	$1,059,988	$4,273	$-	$1,064,261
Residential mortgage-backed securities	124,776	14,353	-	139,129

	$1,184,764	$18,626	$-	$1,203,390
Available-for-sale
U.S. government agencies and corporations	$139,939,804	$172,779	$(3,675)	$140,108,908
Obligations of states and political subdivisions	6,750,227	296,940	-	7,047,167
Residential mortgage-backed securities	3,523,843	191,962	-	3,715,805
Total debt securities	150,213,874	661,681	(3,675)	150,871,880
Equity securities	500,807	104,570	-	605,377

	$150,714,681	$766,251	$(3,675)	$151,477,257

The following tables summarizes the gross unrealized losses and estimated fair value of the Company’s investments in debt securities, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position at December 31, 2013 and 2012:

	Less than 12 months		12 months or more		Total
	Fair Value	Unrealized losses	Fair Value	Unrealized losses	Fair Value	Unrealized losses
2013

Held-to-maturity
Obligations of states and political subdivisions	$235,832	$(44)	$--	$--	$235,832	$(44)
Residential mortgage-backed securities	1,787	(34)	--	--	1,787	(34)

	$237,619	$(78)	$--	$--	$237,619	$(78)

Available-for-sale
U.S. government agencies And corporations	$4,977,955	$(21,546)	$--	$--	$4,977,955	$(21,546)
Obligations of states and political subdivisions	342,650	(3,005)	--	--	342,650	(3,005)
Residential mortgage-backed securities	3,185,222	(111,959)			3,185,222	(111,959)
			$--	$--
	$8,505,827	$(136,510)			$8,505,827	$(136,510)

2012

Held-to-maturity
Obligations of states and political subdivisions	$--	$--	$--	$--	$--	$--
Residential mortgage-backed securities	--	--	--	--	--	--

	$--	$--	$--	$--	$--	$--

Available-for-sale
U.S. government agencies and corporations	$14,996,325	$(3,675)	$--	$--	$14,996,325	$(3,675)
Obligations of states and political subdivisions	--	--	--	--	--	--
			$--	$--
	$14,996,325	$(3,675)			$14,996,325	$(3,675)

Management has the ability and intent to hold the securities classified as held to maturity until they mature, at which time the Company expects to receive full value for the securities.  Furthermore, as of December 31, 2013 and 2012, management also had the ability and intent to hold the securities classified as available-for-sale for a period of time sufficient for a recovery of cost.  Management does not believe any of the securities are impaired due to reasons of credit quality.  Accordingly, as of December 31, 2013 and 2012, since it is not more likely than not that the Company will be required to sell the investments before recovery of their amortized cost bases, which may be maturity, management believes the impairments detailed in the table above are temporary.

The scheduled maturities, which can differ from contractual maturities because issuers may have the right to call or prepay obligations with or without penalties, of held-to-maturity and available-for-sale debt securities at December 31, 2013 are as follows:

	Held-to-maturity		Available-for-sale
	Amortized Cost	Fair Value	Amortized Cost	Fair Value

Due in one year or less	$441,045	$441,291	$111,860,469	$111,894,404
Due after one year through five years	331,518	333,328	22,396,906	22,468,865
Due after five years through ten years	--	--	2,728,597	2,818,006
Due after ten years	--	--	--	--
	772,563	774,619	136,985,972	137,181,275
Mortgage-backed securities	103,245	110,516	5,804,273	5,810,167

	$875,808	$885,135	$142,790,245	$142,991,442

Note 5: Loans and allowance for loans losses

Loans consisted of the following at December 31:

	2013	2012
Real estate:	(Dollars in thousands)
Residential 1-4 family	$170,594	$161,759
Non-farm/non-residential	181,442	176,561
Construction/land development	71,052	77,690
Agricultural	44,390	43,837
Multifamily residential	16,921	12,098
Commercial and agricultural	81,551	77,264
Consumer	28,488	29,027
Other	3,176	3,490

Total Loans	$597,614	$581,726

Nonaccrual loans consisted of the following at December 31:

	2013	2012
Real estate:	(Dollars in thousands)
Residential 1-4 family	$212	$201
Non-farm/non-residential	861	937
Construction/land development	-	-
Agricultural	-	-
Multifamily residential	422	-
Commercial and agricultural	-	-
Consumer	20	30
Other	-	-

Total Nonaccrual Loans	$1,515	$1,168

The tables on pages 13 and 14 are a summary of the Company’s allowance for loan losses and recorded investment in loans by principal loan category and a summary of credit quality indicators for the Company’s loans by principal category for the years ended December 31, 2013 and 2012.

Allowance for Loan Losses ("ALL") and Recorded Investment in Loans

December 31, 2013	Real Estate
		Non-farm/	Construction/		Multi-	Commercial
	Residential	Non-	Land		Family	and
	1-4 Family	Residential	Development	Agricultural	Residential	Agricultural	Consumer	Other	Unallocated	Total
	(Dollars in thousands)
Allowance for loan losses:
Beginning balance	$2,076	$3,019	$870	$629	$484	$306	$258	$39	$5,532	$13,213
Charge-offs	(139)	(469)	(2)	--	--	(414)	(117)	(4)	--	(1,145)
Recoveries	59	2	19	82	--	6	30	4	--	202
Provisions	101	449	(12)	(11)	(62)	461	83	--	(649)	360
Ending balance	$2,097	$3,001	$875	$700	$422	$359	$254	$39	$4,883	$12,630
Ending balance:
ALL for individually evaluated impaired loans	$--	$324	$--	$--	$--	$--	$--	$--	$--	$324
Ending balance:
ALL for all other loans	2,097	2,677	875	700	422	359	254	39	4,883	12,306
Ending balance	$2,097	$3,001	$875	$700	$422	$359	$254	$39	$4,883	$12,630
Loans:
Ending balance: individually evaluated impaired loans	$--	$1,524	$--	$--	$--	$--	$--	$--	$--	$1,524
Ending balance: all other loans	170,594	179,918	71,052	44,390	16,921	81,551	28,488	3,176	--	596,090
	$170,594	$181,442	$71,052	$44,390	$16,921	$81,551	$28,488	$3,176	$--	$597,614

Credit Quality Indicators

	Real Estate
		Non-farm/	Construction/		Multi-	Commercial
	Residential	Non-	Land		Family	and
	1-4 Family	Residential	Development	Agricultural	Residential	Agricultural	Consumer	Other	Total
	(Dollars in thousands)
Credit quality indicators:
Satisfactory	$160,056	$163,948	$66,744	$43,711	$15,335	$78,376	$28,154	$3,176	$559,500
Special Mention	123	--	116	--	--	--	6	--	245
Watch	5,389	10,833	2,295	541	1,164	2,560	94	--	22,876
Substandard	5,026	6,661	1,897	138	422	615	234	--	14,993
Total loans	$170,594	$181,442	$71,052	$44,390	$16,921	$81,551	$28,488	$3,176	$597,614

Allowance for Loan Losses ("ALL") and Recorded Investment in Loans

December 31, 2012	Real Estate
		Non-farm/	Construction/		Multi-	Commercial
	Residential	Non-	Land		Family	and
	1-4 Family	Residential	Development	Agricultural	Residential	Agricultural	Consumer	Other	Unallocated	Total
	(Dollars in thousands)
Allowance for loan losses:
Beginning balance	$2,691	$3,179	$1,333	$742	$253	$698	$347	$39	$3,574	$12,856
Charge-offs	(282)	(101)	(114)	(147)	--	(37)	(251)	(37)	--	(969)
Recoveries	63	--	37	--	--	11	57	36	--	204
Provisions	(396)	(59)	(386)	34	231	(366)	105	1	1,958	1,122
Ending balance	$2,076	$3,019	$870	$629	$484	$306	$258	$39	$5,532	$13,213
Ending balance:
ALL for individually evaluated impaired loans	$--	$866	$--	$--	$268	$--	$--	$--	$--	$1,134
Ending balance:
ALL for all other loans	2,076	2,153	870	629	216	306	258	39	5,532	12,079
Ending balance	$2,076	$3,019	$870	$629	$484	$306	$258	$39	$5,532	$13,213
Loans:
Ending balance: individually evaluated impaired loans	$--	$3,001	$--	$--	$776	$--	$--	$--	$--	$3,777
Ending balance: all other loans	161,759	173,560	77,690	43,837	11,322	77,264	29,027	3,490	--	577,949
	$161,759	$176,561	$77,690	$43,837	$12,098	$77,264	$29,027	$3,490	$--	$581,726

Credit Quality Indicators

	Real Estate
		Non-farm/	Construction/		Multi-	Commercial
	Residential	Non-	Land		Family	and
	1-4 Family	Residential	Development	Agricultural	Residential	Agricultural	Consumer	Other	Total
	(Dollars in thousands)
Credit quality indicators:
Satisfactory	$150,790	$162,015	$73,551	$42,083	$11,322	$76,336	$28,353	$3,490	$547,940
Special Mention	298	--	127	--	--	--	--	--	425
Watch	3,982	8,720	1,146	642	--	310	376	--	15,176
Substandard	6,689	5,826	2,866	1,112	776	618	298	--	18,185
Total loans	$161,759	$176,561	$77,690	$43,837	$12,098	$77,264	$29,027	$3,490	$581,726

The following categories of credit quality indicators are used by the Company:

Satisfactory – Loans in this category are considered to be a satisfactory credit risk and are generally considered to be collectible in full.

Special Mention – Loans in this category have potential weaknesses which, if left uncorrected, may result in deterioration of repayment prospects.

Watch – Loans in this category are presently protected from apparent loss, however, weaknesses exist which could cause future impairment of repayment of principal and interest.

Substandard – Loans in this category are characterized by deterioration in quality exhibited by a number of weaknesses requiring corrective action and posing some risk of loss.

The following is a summary of impaired loans, all of which had an allowance for loan losses allocation, as of and for the year ended December 31:

		Unpaid		Average
	Recorded	Principal	Related	Recorded
	Investment	Balance	Allowance	Investment
(Dollars in thousands)
2013
Real estate:
Residential 1-4 family	$-	$-	$-	$-
Non-farm/non-residential (one loan)	1,524	1,524	324	1,511
Construction/land development	-	-	-	-
Agricultural	-	-	-	-
Multifamily residential	-		-	-
Commercial and agricultural	-	-	-	-

Consumer				-
Other	-	-	-	-
Total	$1,524	$1,524	$324	$1,511

(Dollars in thousands)
2012
Real estate:
Residential 1-4 family	$-	$-	$-	$-
Non-farm/non-residential (two loans)	3,001	3,001	866	2,990
Construction/land development	-	-	-	-
Agricultural	-	-	-	-
Multifamily residential (one loan)	776	776	268	861
Commercial and agricultural	-	-	-	-

Consumer	-	-		-
Other	-	-	-	-
Total	$3,777	$3,777	$1,134	$3,851

Interest income recognized on impaired loans was not significant during the years ended December 31, 2013 and 2012.

The following is an aging analysis of past due loans at December 31, 2013 and 2012:

	30-89 Days Past Due (1)	Greater than 90 Days (2)	Total Past Due	Current	Total Loans
	(Dollars in thousands)
2013
Real Estate:
Residential 1-4 family	$2,244	$316	$2,560	$168,034	$170,594
Non-farm/non-residential	2,175	759	2,934	178,508	181,442
Construction/land development	74	21	95	70,957	71,052
Agricultural	--	--	--	44,390	44,390
Multifamily residential	--	422	422	16,499	16,921
Commercial and agricultural	335	--	335	81,216	81,551
Consumer	258	68	326	28,162	28,488
Other	14	--	14	3,162	3,176
Total	$5,100	$1,586	$6,686	$590,928	$597,614

2012
Real Estate:
Residential 1-4 family	$1,028	$318	$1,346	$160,413	$161,759
Non-farm/non-residential	553	937	1,490	175,071	176,561
Construction/land development	95	22	117	77,573	77,690
Agricultural	257	--	257	43,580	43,837
Multifamily residential	--	--	--	12,098	12,098
Commercial and agricultural	165	--	165	77,099	77,264
Consumer	117	37	154	28,873	29,027
Other	--	--	--	3,490	3,490
Total	$2,215	$1,314	$3,529	$578,197	$581,726

(1)	Includes $221,000 in 2013 of loans on nonaccrual status.
(2)	Includes $1,294,000 in 2013 and $1,168,000 in 2012 of loans on nonaccrual status.

Transactions in the allowance for loan losses were as follows:

	2013	2012
	(Dollars in thousands)

Balance - January 1	$13,213	$12,856
Provision for loan losses	360	1,122
Net charge-offs:
Charge-offs (deduction)	(1,145)	(969)
Recoveries	202	204
	(943)	(765)

Balance - December 31	$12,630	$13,213

Note 6: Premises and fixed assets

Premises and fixed assets consist of the following at December 31:

	2013	2012

Land	$6,964,945	$6,871,878
Buildings and improvements	34,958,961	32,937,550
Furniture and equipment	11,085,693	11,559,757
	53,009,599	51,369,185
Less accumulated depreciation and amortization	(19,871,867)	(19,337,301)

	$33,137,732	$32,031,884

Depreciation expense amounted to $1,855,630 and $1,513,037 for 2013 and 2012, respectively.

Note 7: Deposits

The following summarizes information on deposits as of December 31:

	2013	2012

Noninterest bearing	$149,149,094	$179,025,329
NOW and money market accounts	328,359,649	307,408,735
Savings accounts	71,707,731	67,903,237
Certificates of deposit, $100,000 and over	88,894,004	98,273,992
Other certificates of deposit	107,373,916	118,232,991

	$745,484,394	$770,844,284

At December 31, 2013, scheduled maturities of certificates of deposit, which aggregated $196,267,920, are as follows: 2014 - $163,891,937; 2015 through 2016 - $25,659,989; 2016 and thereafter $6,715,994. Certificates of deposit included fully insured brokered deposits of approximately $2,069,000 and $3,141,000 at December 31, 2013 and 2012.

Note 8: Other borrowed funds

The following summarizes information on other borrowed funds as of December 31:

	2013	2012

Federal Home Loan Bank advances	$36,892,019	$44,678,536

Parent company note payable to a bank	5,250,000	7,000,000

	$42,142,019	$51,678,536

Federal Home Loan Bank (“FHLB”) advances are generally payable in monthly installments with interest rates ranging from 0.49% to 7.80% and have final maturities ranging from 2014 through 2036. The banks are required to maintain specified levels of qualifying real estate mortgage loan collateral to secure the borrowings under the FHLB blanket lien program.

During December 2012, the Company executed a $7,000,000 note payable to an unrelated bank due in annual installments with a stated maturity in 2016 and with interest payable quarterly at a variable rate (4% at December 31, 2013 and 2012). The note payable is secured by the outstanding stock of the Company’s subsidiaries. The related loan agreement requires the Company to maintain certain financial ratios and to obtain the approval of the lender prior to paying dividends to the Company’s shareholders.

Scheduled principal payments on other borrowed funds are as follows as of December 31, 2013: 2014 - $4,441,401; 2015 - $3,964,503; 2016 - $3,269,194; 2017 - $1,540,373; and 2018 - $6,811,970.

Note 9: Loans to related parties

The bank subsidiaries have had, and expect to have in the future, banking transactions in the ordinary course of business with their executive officers and directors. Such transactions have been on similar terms, including interest rates and collateral on loans, as those prevailing at the time for comparable transactions with others, and have involved no more than normal risk or other potential unfavorable aspects. Loans made to such borrowers (including companies in which they are principal owners) amounted to approximately $11,826,000 and $14,859,000 at December 31, 2013 and 2012, respectively. For the year ended December 31, 2013, new loans to such borrowers aggregated approximately $1,094,000 and payments aggregated approximately $4,127,000. For the year ended December 31, 2012, new loans to such borrowers aggregated approximately $4,500,000 and payments aggregated approximately $2,402,000.

Note 10: Employee benefit plans

The Company has a 401(k) plan covering substantially all full-time employees. The Company’s expense related to the plans amounted to approximately $192,000 and $190,000 in 2013 and 2012, respectively.

Note 11: Income taxes

The provision for income taxes for the years ended December 31, 2013 and 2012 consisted of the following:

	2013	2012
Current:
Federal	$4,715,064	$4,859,430
State	929,990	960,758
	5,645,054	5,820,188
Deferred:
Federal	(444,000)	(301,000)
State	(84,000)	(39,000)
	(528,000)	(340,000)

Provision for income taxes	$5,117,054	$5,480,188

The reasons for the differences between income tax expense and the amount computed by applying the statutory federal income tax rate to income before taxes are as follows:

	2013	2012
Federal income taxes at statutory rate	$4,610,388	$4,993,193
Add (deduct):
State income taxes, net of federal tax benefit	555,900	605,871
Tax-exempt interest income	(119,800)	(126,771)
Other, net	70,566	7,895

Provision for income taxes	$5,117,054	$5,480,188

Significant components of the Company’s deferred tax liabilities and assets as of December 31 are as follows:

	2013	2012

Deferred tax assets:
Allowance for loan losses	$4,926,000	$5,153,000
Other	310,000	324,000
Total deferred tax assets	5,236,000	5,477,000
Deferred tax liabilities:
Premises and equipment	$3,368,000	$3,650,000
Core deposit intangible assets	252,000	347,000
Investment securities	90,000	335,000
Other	230,000	233,000
Total deferred tax liabilities	3,940,000	4,565,000

Net deferred tax assets	$1,296,000	$912,000

A valuation allowance for deferred tax assets is recognized to reduce such assets to the amount that is more likely than not to be realized. Net deferred tax assets may also be reduced if uncertain tax positions exist. At December 31, 2013 and 2012, there were no uncertain tax positions or valuation allowances for deferred tax assets. The Company is no longer subject to federal and state income tax examinations by tax authorities for years prior to 2010.

Note 12: Commitments and contingencies

In the normal course of business there are various commitments outstanding and contingent liabilities, such as commitments to extend credit, including standby letters of credit to assure performance or to support debt obligations, which are not reflected in the accompanying consolidated financial statements. These arrangements have credit risk essentially the same as that involved in extending loans to customers.

Commitments to extend credit which amounted to approximately $81,000,000 and $80,000,000 at December 31, 2013 and 2012, respectively, are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary, upon extension of credit is based on management's credit evaluation of the counterparty. Collateral held varies but may include real estate, accounts receivable, inventory, property, plant and equipment, and income-producing commercial properties.

Standby letters of credit which amounted to $372,000 and $46,000 at December 31, 2013 and 2012, respectively, are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowings arrangements and similar transactions.

The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instruments for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

The Company was not required to perform on any financial guarantees and did not incur any losses on its commitments during 2013 or 2012.

Note 13: Concentrations of credit risk

Most of the Company's business activity is with customers located in Arkansas and Southeastern Oklahoma. The concentrations of credit by major category of loan type are set forth in Note 5.

The Company’s asset base is exposed to risk, including the risk resulting from changes in interest rates, market values of collateral for loans to customers and changes in the timing of cash flows. The Company monitors the effect of such risk by considering the mismatch of the maturities of its assets and liabilities in the current interest rate environment and the sensitivity of assets and liabilities to changes in interest rates. The Company’s management has considered the effect of significant increases and decreases in interest rates and believes such changes, if they occurred, would be manageable and would not affect the ability of the Company to hold its assets to maturity. However, the Company is exposed to significant market risk in the unlikely event of significant and prolonged interest rate changes.

Note 14: Regulatory matters

Certain regulatory restrictions exist regarding the ability of the bank subsidiaries to transfer funds to the Company in the form of cash dividends. The bank subsidiaries may pay dividends up to the net profits in the current year plus retained net profits for the preceding two years.

The Company and the subsidiary banks are subject to various regulatory capital requirements administered by the federal and state banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s or the banks’ financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the banks must meet specific capital guidelines that involve quantitative measures of the Company’s and the banks’ assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Company’s and the banks’ capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Company and the banks to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 2013, that the Company and the banks met all capital adequacy requirements to which they are subject.

As of the most recent notification from the regulatory agencies, the banks were categorized as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the banks must maintain minimum total risk-based, Tier I risk-based and Tier I leverage ratios as set forth in the table below. There are no conditions or events since that notification that management believes have changed the banks’ categories.

The actual capital amounts and ratios of the Company (consolidated) and First National Bank, Hot Springs (“FNBHS”) and Heritage Bank (“Heritage”), for the years ended December 31, 2013 and 2012, are presented in the following table:

			For Minimum		Minimum To Be
	Actual		Capital Adequacy		Well Capitalized (1)
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(dollars in thousands)
As of December 31, 2013
Leverage (Tier I Capital to Average Assets)
Consolidated	$96,604	10.8%	$35,879	4.0%	N/A	N/A
FNBHS	74,698	11.6	25,722	4.0	32,153	5.0
Heritage	26,831	10.6	10,156	4.0	12,695	5.0
Tier I Capital (to Risk-Weighted Assets)
Consolidated	96,604	16.1	24,036	4.0	N/A	N/A
FNBHS	74,698	18.1	16,471	4.0	24,706	6.0
Heritage	26,831	14.2	7,583	4.0	11,374	6.0
Total Capital (to Risk-Weighted Assets)
Consolidated	104,178	17.3	48,072	8.0	N/A	N/A
FNBHS	79,829	19.4	32,942	8.0	41,177	10.0
Heritage	29,217	15.4	15,166	8.0	18,957	10.0

As of December 31, 2012
Leverage (Tier I Capital to Average Assets)
Consolidated	$88,127	9.7%	$36,546	4.0%	N/A	N/A
FNBHS	69,097	10.2	27,006	4.0	33,757	5.0
Heritage	24,854	10.4	9,541	4.0	11,923	5.0
Tier I Capital (to Risk-Weighted Assets)
Consolidated	88,127	14.8	23,788	4.0	N/A	N/A
FNBHS	69,097	16.5	16,729	4.0	25,094	6.0
Heritage	24,854	14.1	7,045	4.0	10,568	6.0
Total Capital (to Risk-Weighted Assets)
Consolidated	95,689	16.1	47,576	8.0	N/A	N/A
FNBHS	74,348	17.8	33,458	8.0	41,824	10.0
Heritage	27,079	15.4	14,090	8.0	17,613	10.0

(1) Not applicable (N/A) for bank holding companies such as the Company.

Note 15: Fair value measurements

FASB Accounting Standards Codification (“ASC”) Topic 820, Fair Value Measurement, provides that fair value should be based on the assumptions market participants would use when pricing an asset or liability and establishes a fair value hierarchy that prioritizes the inputs used to develop those assumptions and measure fair value. The hierarchy requires the Company to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

Level 1 — Quoted prices in active markets for identical assets or liabilities.

Level 2 — Observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. This includes certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.

A description of the valuation methodologies used for instruments measured at fair value follows, as well as the classification of such instruments within the valuation hierarchy.

Available-for-sale Securities

Available-for-sale securities are the most significant instruments valued on a recurring basis which are held by the Company at fair value. The Company does not have any Level 3 securities and had only approximately $454,000 of Level 1 securities at December 31, 2012 (none at December 31, 2013). Primarily all of the Company’s securities are considered to be Level 2 securities and consist primarily of U.S. government-sponsored enterprises, mortgage-backed securities and securities of states and political subdivisions. For these securities, the Company obtains fair value measurements from an independent pricing service. The fair value measurements consider observable data that may include dealer quotes, market spreads, cash flows, the U.S. Treasury yield curve, live trading levels, trade execution data, market consensus prepayment speeds, credit information and the bond’s terms and conditions, among other things.

Impaired Loans

Impaired loans that are collateral dependent are the only material financial assets valued on a non-recurring basis which are held by the Company at fair value. Loan impairment is reported when full payment under the loan terms is not expected. Impaired loans are carried at the net realizable value of the collateral if the loan is collateral dependent. A portion of the allowance for loan losses is allocated to impaired loans if the value of such loans is deemed to be less than the unpaid balance. If these allocations cause the allowance for loan losses to require increase, such increase is reported as a component of the provision for loan losses. The fair value of loans with specific allocated losses was approximately $1,200,000 and $2,643,000 as of December 31, 2013 and 2012, respectively. This valuation is considered Level 3, consisting of appraisals of underlying collateral.

Other Real Estate Owned (“OREO”)

As of December 31, 2013 and 2012, the Company has $164,259 and $1,624,176, respectively, in OREO which includes all real estate, other than bank premises used in bank operations, owned or controlled by the Company, including real estate acquired in settlement of loans. OREO assets held for sale are the only material nonfinancial assets valued on a nonrecurring basis which are held by the Company at fair value, less estimated costs to sell. At foreclosure, if the fair value, less estimated costs to sell, of the real estate acquired is less than the Company’s recorded investment in the related loan, a write-down is recognized through a charge to the allowance for loan losses. Additionally, valuations are periodically performed by management and any subsequent reduction in value is recognized by a charge to income. The fair value of OREO held for sale is estimated using Level 3 inputs based on appraisals of underlying collateral. As of December 31, 2013 and 2012, the fair value of OREO held for sale, less estimated costs to sell, for which write-downs were recognized by a charge to income subsequent to acquisition of the properties was approximately $15,000 and $485,000, respectively.

The Company has segregated financial and nonfinancial assets and liabilities that are measured at fair value into the most appropriate level within the fair value hierarchy based on the inputs used to determine the fair value at the measurement date in the table below:

		Fair Value Measurements Using
		Quoted Prices in	Significant
		Active Markets for	Other Observable	Significant
		Identical Assets	Inputs	Unobservable
	Total	(Level 1)	(Level 2)	(Level 3)
	(Dollars in thousands)

December 31, 2013

Available-for-sale securities	$142,991	$-	$142,991	$-
Impaired loans	1,200	-	-	1,200
OREO	15	-	-	15

December 31, 2012

Available-for-sale securities	$151,477	$454	$151,023	$-
Impaired loans	2,643	-	-	2,643
OREO	485	-	-	485

The Company did not record any liabilities at fair value for which measurement of the fair value was made on a recurring or nonrecurring basis during the years ended December 31, 2013 and 2012.

Note 16: Fair values of financial instruments

The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments for the years ended December 31, 2013 and 2012:

Cash, due from banks, and federal funds sold: The carrying amounts for these assets reported in the balance sheet approximate their fair values and are classified within Level 1 of the hierarchy.

Investment securities: Fair values for investment securities are based on quoted market prices, where available (level 1 of the hierarchy – none at December 31, 2013). If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments, which would be classified within Level 2 of the hierarchy.

Loans: The fair values for loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality, which would be classified within Level 3 of the hierarchy.

Deposits: The fair values of noninterest bearing deposits, interest bearing transaction accounts and savings accounts are the amount payable on demand at the reporting date (i.e., their carrying amounts), which would be classified within Level 1 of the hierarchy. Fair values for certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities of such deposits, which would be classified within Level 3 of the hierarchy.

Federal funds purchased and securities sold under agreements to repurchase: The carrying amounts of federal funds purchased and securities sold under agreements to repurchase approximate their fair values and are classified within Level 1of the hierarchy.

Other borrowed funds: Fair values are estimated using rates currently offered for borrowings of similar maturities, which would be classified within Level 2 of the hierarchy.

Accrued interest receivable and payable: The carrying amounts of accrued interest receivable and payable approximate their fair values and are classified within Level 1 of the hierarchy.

Commitments to extend credit and standby letters of credit: The fair values of commitments are estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present credit worthiness of the counterparties. The fair values of standby letters of credit are based on fees currently charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligations with the counterparties at the reporting date. Due to the insignificance of the fees that would be currently charged for such agreements and the short-term nature of the current agreements, no fair value estimates have been made for commitments to extend credit and standby letters of credit.

The estimated fair values of the Company's financial instruments were as follows at December 31, 2013 and 2012:

	2013		2012
	Carrying	Fair	Carrying	Fair
	amount	value	amount	value

Financial assets
Cash and due from banks and federal funds sold	$120,203,745	$120,203,745	$153,094,476	$153,094,476
Held-to-maturity securities	875,808	885,135	1,184,764	1,203,390
Available-for-sale securities	142,991,442	142,991,442	151,477,257	151,477,257
Loans, net	584,984,294	585,300,000	568,513,216	568,600,000
Accrued interest receivable	2,879,294	2,879,294	3,287,011	3,287,011

Financial liabilities
Deposits	$745,484,391	$745,600,000	$770,844,284	$771,200,000
Federal funds purchased and securities sold under agreements to repurchase	10,000,000	10,000,000	10,000,000	10,000,000
Other borrowed funds	42,142,019	42,400,000	51,678,536	53,200,000
Accrued interest payable	239,252	239,252	317,455	317,455

Note 17: Supplemental cash flows information

The Company paid $3,993,669 and $4,837,739 in interest on deposits and other borrowings during 2013 and 2012, respectively. Cash payments for income taxes amounted to $5,838,000 and $4,855,000 during 2013 and 2012, respectively. Loans transferred to other real estate owned amounted to approximately $540,000 and $856,000 during 2013 and 2012, respectively.

Note 18: Supplemental income statement information

The following categories of other noninterest income exceeded one percent of the aggregate of total interest income and total noninterest income for the years indicated: Interchange fees - $608,713 in 2013 and $516,741 in 2012; Loan prepayment fees - $1,089,760 in 2013. The following categories of other expenses exceeded one percent of the aggregate of total interest income and total noninterest income for the years indicated: Data processing fees - $1,825,227 in 2013 and $1,664,664 in 2012; telephone - $563,946 in 2013 and $704,387 in 2012; FDIC insurance - $415,315 in 2013 and $446,668 in 2012; and advertising - $551,803 in 2013 and $499,144 in 2012.

There were no losses on sales of available-for-sale investment securities during 2013 and 2012.

Note 19: Agreement and Plan of Merger

On July 1, 2013, First Federal Bancshares of Arkansas, Inc. (“First Federal”) entered into an Agreement and Plan of Merger (the “Agreement”) with the Company providing for the acquisition of all of the outstanding Common Stock of the Company by First Federal and the merger of the Company into First Federal. Under the terms of the Agreement, shareholders of the Company will receive, in the aggregate, 6,252,400 shares of First Federal common stock and $74 million in cash. FNBHS will pay a $24 million dividend to First Federal at closing in order to fund a portion of the cash consideration.

The shareholders of First Federal and the Company approved the Agreement on March 21, 2014. Completion of the transaction and payment of the dividend by FNBHS is subject to regulatory approval.